AMENDMENT TO
                        INVESTMENT SUBADVISORY AGREEMENT

         This Amendment to the Investment Subadvisory Agreement ("Amendment") is entered into and effective as of October 12, 1998 by and between Capital Mortgage Management, Inc. a Delaware corporation (the "Manager"), and Commerce Bank, N.A., a national banking association organized under the laws of the United States (the "Subadviser").

         WHEREAS,   the  Manager  and  Subadviser  entered  into  an  Investment
Subadvisory Agreement (the "Agreement") dated as of October 23, 1997 and they desire to amend the Agreement as provided herein;

         NOW THEREFORE, in consideration of the mutual covenants and promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. AMENDMENT. The last sentence of Section 3 of the Agreement is hereby replaced in its entirety with the following:

         The Subadviser hereby agrees to waive its fee such that the fees do not exceed 0.l65% of the Fund's average daily net assets during a period which will end on December 31, 1999.

         2. RATIFICATION AND CONFIRMATION OF AGREEMENT. Except as specifically set forth herein, the Agreement is hereby ratified and confirmed in all respects and shall remain in full force and effect.

         3. COUNTERPARTS. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         4. DEFINED TERMS. Any capitalized word not otherwise defined in this Amendment shall have the meaning given to such word in the Agreement.

         5. MODIFICATION AND GOVERNING LAW. This Amendment may not be modified except by a writing signed by authorized representatives of the parties to this Amendment. This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of Missouri.

         IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first above written.


CAPITAL MORTGAGE MANAGEMENT, INC.                 COMMERCE BANK, N.A.


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By: John W. Stewart                               By:
Title: President                                  Title: